UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

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Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32365	13-4284187

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1010 Northern Boulevard, Suite 314 Great Neck, NY		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 602-277-5559

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

Joint Venture with Heitman

On October 4, 2006, Feldman Mall Properties, Inc. (the “Company”) announced the completion of a joint venture with a subsidiary of Heitman LLC (“Heitman”) in connection with the Colonie Center Mall (the “Mall”) located in Albany, New York. As previously announced, on August 4, 2006, FMP Colonie Center LLC (the “Owner”), a subsidiary of the Company, entered into a contribution agreement (the “Contribution Agreement”) with a subsidiary of Heitman, in connection with the Mall. Under the terms of the Contribution Agreement, the Owner contributed the Mall to FMP Colonie LLC, a new Delaware limited liability company (the “Joint Venture”). Heitman’s contribution to the venture represents approximately 75% of the equity in the Mall. The Company’s contribution to the venture was approximately $15 million, representing approximately 25% of the equity in the Mall. In addition, the Company has committed to make a preferred capital contribution of approximately $6.5 million and anticipates that it may be required to make an additional subordinated capital contribution of approximately $3.7 million to fund currently anticipated construction costs.

In connection with the recapitalization of the Mall, the Joint Venture refinanced the property with a new construction facility (the “Loan”) with a maximum capacity of $109.8 million. The Loan bears interest at 180 basis points over LIBOR and matures in October 2008. The Loan may be extended beyond 2008, subject to certain customary requirements for up to two additional years. In connection with the Loan, the Joint Venture entered into a two year interest rate protection agreement fixing the initial $50.7 million of the Loan at all-in interest rate of 6.84%. The Loan is an interest only loan. The Loan was provided by Hypo Capital Corporation. The Company also repaid the existing $50.7 million first mortgage bridge loan on the Mall which had been originated by JPMorgan Chase Bank N.A. (the “Original Loan”). The Original Loan had an outstanding principal balance of approximately $50.7 million as of the date of repayment, a floating interest rate of 140 basis points over LIBOR and a maturity date of September 30, 2006.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

Please see the disclosure contained under Item 2.01 above, which is incorporated herein by reference.

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Please see the disclosure contained under Item 2.01 above, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of Feldman Mall Properties, Inc., dated October 4, 2006, announcing the completion of the joint venture with Heitman LLC on Colonie Center Mall in Albany, New York.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.

By:	/s/ Thomas E. Wirth
Name: Thomas E. Wirth
Title: Executive Vice President and Chief Financial Officer

Date: October 5, 2006